Exhibit 10.22

Summary Sheet for Executive Cash Compensation

Base Salaries

The following table sets forth the base salaries for 2006 provided to our chief executive officer and four most highly compensated executive officers, which salaries were determined by the Compensation Committee in December 2005 and remained unchanged from 2005 at the request of management:

Name	2006 Base Salary
Robert B. Grieve	$341,000
Jason A. Napolitano	$221,500
Carol T. Verser	$198,000
Joseph H. Ritter	$190,000
Michael A. Bent	$157,000